CERTIFICATE

State of Oregon

OFFICE OF THE SECRETARY OF STATE

Corporation Division

I, BILL BRADBURY, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:

That the attached copy of the

Articles of Dissolution

filed on

November 20, 2008

for

UNIVERSAL GLOBAL CORP.

is a true copy of the original document that has been filed with this office.


STATE OF OREGON
THE UNION
1859

In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.

BILL BRADBURY, Secretary of State

By Marilyn R. Smith

Marilyn R. Smith

November 21, 2008

11/20/2008 10:15AM 000001#2332 0001
BUSINESS REG $55.00

Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilingInOregon.com

Articles of Dissolution—Business/Professional/Nonprofit

Check the appropriate box below:

☑ BUSINESS/PROFESSIONAL CORPORATION
(Complete only 1, 2, 3, 7, 8)

☐ NONPROFIT CORPORATION
(Complete only 1, 4, 5, 6, 7, 8)

FILED
NOV 20 2008
OREGON
SECRETARY OF STATE

For office use only

REGISTRY NUMBER: 009510-95

Please Type or Print Legibly in **Black** Ink. Attach Additional Sheet if Necessary.

1) NAME OF CORPORATION Universal Global Corp.

BUSINESS/PROFESSIONAL CORPORATION ONLY

COMPLETE SECTION 2 OR 3 BELOW

2) None of the corporation's shares has been issued and the corporation has not commenced business. No debt of the corporation remains unpaid. A majority of the incorporators or initial directors authorized this dissolution.

DATE OF INCORPORATION

3) CHECK THE APPROPRIATE STATEMENT

☒ All shareholders entitled to vote consented in writing to the dissolution.

☐ Shareholder vote on the resolution to dissolve was as follows and the number of votes cast in favor of dissolution was sufficient for approval.

Class or series of shares	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

DATE DISSOLUTION WAS AUTHORIZED

NONPROFIT CORPORATION ONLY

4) DATE DISSOLUTION WAS AUTHORIZED

☐ The dissolution was approved by a sufficient vote of the board.

5) CHECK THE APPROPRIATE STATEMENT

☐ Approval of members was not required and dissolution was approved by a sufficient vote of the board of directors or incorporators.

☐ Membership approval was required. The vote was as follows:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6) NOTICE OF DISSOLUTION

☐ Public benefit and religious corporations: A notice of dissolution has been sent to the Attorney General by the corporation.

7) EXECUTION

Signature	Printed Name	Title
[signature]	Emanuel G. Pavlopoulos	President

8) CONTACT NAME (To resolve questions with this filing.) T Burton

DAYTIME PHONE NUMBER (Include area code.) 800-352-0533

115 (Rev. 1/04)